EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2000 relating to the financial statements and financial statement schedules, which appear in ELXSI Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Tampa, Florida
January 12, 2001